Zumiez Inc. Announces Fiscal 2010 Fourth Quarter and Full Year Results

Fourth Quarter 2010 Diluted EPS Increased 69.0% to a Record $0.49; Fiscal 2010 Full Year Diluted EPS Increased 163.3% to $0.79

EVERETT, WA -- (Marketwire - March 10, 2011) - Zumiez Inc. (NASDAQ: ZUMZ) a leading specialty retailer of action sports related apparel, footwear, equipment and accessories, today reported results for the fourth quarter and fiscal year ended January 29, 2011.

Total net sales for the fourth quarter ended January 29, 2011 (13 weeks) increased 17.9% to $156.2 million from $132.4 million in the quarter ended January 30, 2010 (13 weeks). The Company posted net income for the quarter of $15.0 million, or $0.49 per diluted share. In the prior year period, Zumiez reported net income of $8.8 million, or $0.29 per diluted share, which included a non-cash charge of $1.8 million, or $0.04 per diluted share, associated with the impairment of store related assets. Comparable store sales increased 13.0% in the fourth quarter of fiscal 2010, compared to a 1.7% decrease in the fourth quarter of fiscal 2009.

Total net sales for fiscal 2010 (52 weeks) increased 17.5% to $478.8 million from $407.6 million in fiscal 2009 (52 weeks). The Company posted net income of $24.2 million, or $0.79 per diluted share, including costs of $2.4 million, or $0.05 per diluted share, associated with the relocation of the Company's distribution center to Corona, CA from Everett, WA, and $2.1 million, or $0.04 per diluted share, for the settlement of a previously disclosed lawsuit. In the prior year, net income was $9.1 million, or $0.30 per diluted share, including a non-cash charge of $2.5 million, or $0.05 per diluted share, associated with the impairment of store related assets, and a charge of $1.4 million, or $0.03 per diluted share, associated with the settlement of a previously disclosed lawsuit. Comparable store sales increased 11.9% in fiscal 2010, compared to a decrease of 10.0% in fiscal 2009.

As of January 29, 2011, the Company had cash and current marketable securities of $128.8 million, compared to cash and current marketable securities of $108.1 million as of January 30, 2010.

"We are very pleased with the strength of our fiscal and fourth quarter 2010 sales, up over 17%, and the significant increase in earnings for both the year and the quarter," commented Rick Brooks, Chief Executive Officer of Zumiez. "Our record fourth quarter earnings reflect great execution by our team and underscores the uniqueness of our concept. We believe the actions we are taking by focusing on a wide selection of brands and strong customer service, combined with the people and infrastructure investments have us well positioned to carry this momentum forward and pursue our growth initiatives."

2011 Outlook

The Company is introducing guidance for the three months ending April 30, 2011 of a net loss per diluted share of approximately $0.03 to $0.00. This guidance is based on an anticipated comparable store sales increase in the mid to high single digit range for the first quarter of fiscal 2011.

The Company currently intends to open approximately 44 new stores in fiscal 2011, including its first stores in Canada, with an opening cadence similar to fiscal 2010.

A conference call will be held today to discuss fourth quarter results and there will be a webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (857) 350-1679 followed by the conference identification code of 16262619.

About Zumiez Inc.

Zumiez is a leading specialty retailer of action sports related apparel, footwear, equipment and accessories. Our stores cater to young men and women between ages 12-24, focusing on skateboarding, surfing, snowboarding, motocross and BMX. As of February 26, 2011 we operated 401 stores, which are primarily located in shopping malls, and our web site address is www.zumiez.com.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company's quarterly report on Form 10-Q for the quarter ended October 30, 2010 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                        ZUMIEZ INC.
                        CONSOLIDATED STATEMENTS OF OPERATIONS
                       (In thousands, except per share amounts)
                                       (Unaudited)

                                             Three Months Ended
                                  ----------------------------------------
                                  January 29,   % of   January 30,   % of
                                      2011     Sales       2010     Sales
                                  -----------  ------  ------------ ------
Net sales                         $   156,192   100.0% $    132,433  100.0%
Cost of goods sold                     95,311    61.0%       84,338   63.7%
                                  -----------  ------  ------------ ------
Gross profit                           60,881    39.0%       48,095   36.3%

Selling, general and
 administrative expenses               36,867    23.6%       35,053   26.5%
                                  -----------  ------  ------------ ------
Operating profit                       24,014    15.4%       13,042    9.8%

Interest income, net                      409     0.3%          351    0.2%
Other (expense) income, net              (111) (0.1%)            91    0.1%
                                  -----------  ------  ------------ ------
Earnings before income taxes           24,312    15.6%       13,484   10.1%

Provision for income taxes              9,307     6.0%        4,683    3.5%
                                  -----------  ------  ------------ ------

Net income                        $    15,005     9.6% $      8,801    6.6%
                                  ===========  ======  ============ ======

Basic earnings per share          $      0.50          $       0.30
                                  ===========          ============

Diluted earnings per share        $      0.49          $       0.29
                                  ===========          ============
Weighted average shares used in
 computation of earnings per
 share:
     Basic                             30,160                29,624

     Diluted                           30,927                30,256

                                       ZUMIEZ INC.
                        CONSOLIDATED STATEMENTS OF OPERATIONS
                       (In thousands, except per share amounts)

                                             Twelve Months Ended
                                  ----------------------------------------
                                   January 29,  % of     January 30, % of
                                      2011     Sales        2010     Sales
                                  -----------  ------  ------------ ------
                                  (Unaudited)

Net sales                         $   478,849   100.0% $    407,603  100.0%
Cost of goods sold                    308,452    64.4%      272,865   66.9%
                                  -----------  ------  ------------ ------
Gross profit                          170,397    35.6%      134,738   33.1%

Selling, general and
 administrative expenses              133,030    27.8%      122,003   30.0%
                                  -----------  ------  ------------ ------
Operating profit (loss)                37,367     7.8%       12,735    3.1%

Interest income, net                    1,496     0.3%        1,176    0.3%
Other (expense) income, net                (8)    0.0%           96    0.0%
                                  -----------  ------  ------------ ------
Earnings before income taxes           38,855     8.1%       14,007    3.4%

Provision for income taxes             14,652     3.0%        4,876    1.2%
                                  -----------  ------  ------------ ------

Net income                        $    24,203     5.1% $      9,131    2.2%
                                  ===========  ======  ============ ======

Basic net earnings per share      $      0.81          $       0.31
                                  ===========          ============

Diluted net earnings per share    $      0.79          $       0.30
                                  ===========          ============
Weighted average shares used in
 computation of earnings per
 share:
     Basic                             29,971                29,499

     Diluted                           30,794                30,133

                        ZUMIEZ INC.
                CONSOLIDATED BALANCE SHEETS
                      (In thousands)

                                                January 29,   January 30,
                                                    2011          2010
                                                ------------  -------------
                         Assets                  (Unaudited)
Current assets
Cash and cash equivalents                       $     11,357  $       1,568
Marketable securities                                117,444        106,483
Receivables                                            6,129          5,600
Inventories                                           56,303         50,916
Prepaid expenses and other                             7,210          6,102
Deferred tax assets                                    2,418          3,045
                                                ------------  -------------
  Total current assets                               200,861        173,714

Fixed assets, net                                     78,248         66,008
Goodwill and other intangibles                        13,154         13,186
Long-term deferred tax assets                          5,703          5,537
Long-term investments                                  2,766            872
Long-term other assets                                   899            948
                                                ------------  -------------
  Total long-term assets                             100,770         86,551

  Total assets                                  $    301,631  $     260,265
                                                ============  =============

         Liabilities and Shareholders' Equity
Current liabilities
Trade accounts payable                          $     16,371  $      16,817
Accrued payroll and payroll taxes                      7,580          6,593
Income taxes payable                                   4,108          4,006
Deferred rent and tenant allowances                    3,719          3,248
Other liabilities                                     13,683          9,123
                                                ------------  -------------
  Total current liabilities                           45,461         39,787

Long-term deferred rent and tenant allowances         27,629         26,375
Long-term other liabilities                            1,806          1,427
                                                ------------  -------------
  Total long-term liabilities                         29,435         27,802

                                                ------------  -------------
  Total liabilities                                   74,896         67,589
                                                ------------  -------------
Commitments and contingencies

Shareholders' equity
Preferred stock, no par value, 20,000 shares
 authorized; none issued and outstanding                 --             --
Common stock, no par value, 50,000 shares
 authorized; 30,835 shares issued and
 outstanding at January 29, 2011 and 30,251
 shares issued and outstanding at January 30,
 2010                                                 91,373         81,399
Accumulated other comprehensive (loss) income            (17)           101
Retained earnings                                    135,379        111,176
                                                ------------  -------------
  Total shareholders' equity                         226,735        192,676
                                                ------------  -------------

  Total liabilities and shareholders' equity    $    301,631  $     260,265
                                                ============  =============

Company Contact:
Brian Leith
Director of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1610

Investor Contact:
ICR
Brendon Frey
(203) 682-8200